Exhibit 6


    SUMMARY ENGLISH TRANSLATION OF THE ORIGINAL HEBREW LANGUAGE CONTINUING
       GUARANTEE WITHOUT LIMITATION IN AMOUNT DATED AS OF APRIL 25, 2002 EXECUTED BY YOSEF A. MAIMAN INCLUDING THE SUPPLEMENT TO THE CONTINUING
   GUARANTEE WITHOUT LIMITATION IN AMOUNT THERETO DATED AS OF APRIL 25, 2002
                          EXECUTED BY YOSEF A. MAIMAN









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Name of     Name: ________________________ Identity Card/Company No: _________
Guarantors: Address:_______________________________________Tel. No: __________

            Profession/Business:__________________________________________

            Name: ________________________ Identity Card/Company No: _________
            Address:_______________________________________Tel. No: __________
            Profession/Business:__________________________________________

            Name: ________________________ Identity Card/Company No: _________
            Address:_______________________________________Tel. No: __________
            Profession/Business:__________________________________________

Name of     Name: ________________________ Identity Card/Company No: _________
Debtors:    Address:_______________________________________Tel. No: __________

            Profession/Business:__________________________________________


               CONTINUING GUARANTEE WITHOUT LIMITATION IN AMOUNT
               -------------------------------------------------

           To:
           Bank Leumi le-Israel B.M.

           The Guarantee and the Secured Sums

 1. The undersigned (hereinafter "the Guarantors"), jointly and severally, hereby guarantee to Bank Leumi le-Israel B.M. (hereinafter "the Bank") the full and punctual payment of all sums due or to become due or liable to become due to the Bank from _____________________________ (hereinafter "the Debtors") on account of the Secured Sums, and by virtue of this Guarantee the Guarantors hereby undertake to pay to the Bank, forthwith upon its first demand, every amount of the Secured Sums.

        For the purpose of this Guarantee, the expression "Secured Sums" shall mean all amounts whether in Israeli currency or in foreign currency or the countervalue of foreign currency - principal, any interest whatsoever, linkage differentials or exchange rate differentials, if any, resulting from the linkage of principal and interest or of either of them to any rate of exchange whatsoever or to the Consumer Price Index or to any other index, commissions, bank charges and expenses of any kind whatsoever - due or to become due or liable to become due to the Bank from the Debtors on account of, in respect of or in connection with:-
   (a)  loans, overdrafts, credits and banking services of whatever kind;
   (b) undertakings and guarantees of whatever kind of the Debtors towards or in favour of the Bank;
   (c) Bills signed, endorsed or guaranteed by the Debtors, delivered or to be delivered to the Bank by the Debtors or by any third party/ies -

        and in respect of or in connection with every other indebtedness/ liability of whatever kind whether such amounts, in whole or in part, are due or shall become due from the Debtors in the Debtors' own names or in their business name or in any other name, whether such amounts are due or shall become due from the Debtors solely or together with other(s) whether the date for payment has arrived or whether such date is in the future, whether due or to become due on account of any contingent indebtedness (including any undertaking of the Debtors in connection with bank guarantees, letters of indemnity, letters of credit and documentary credits) or on account of any other indebtedness whatsoever, whether due or to become due from any banking activity/ies or otherwise, whether such amounts, in whole or in part, have crystallised by virtue of the judgment of a court or tribunal or not.

           Demands for Payment

 2.(a) The Bank shall be entitled, at its option, to demand payment of the Secured Sums from the Guarantors by one or more demands, without first being obliged to demand payment thereof from the Debtors.

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   (b)  Each amount which the Guarantors shall be required to pay to the Bank by virtue of this Guarantee and which shall not be paid to the Bank within 7 (seven) days of the date of its demand therefor shall for the period commencing from the date of the Bank's aforesaid demand until the date of actual payment, bear Interest at the Maximum Rate, as defined in Clause 22 (b) below, or shall bear linkage differentials to the CPI and/or the foreign currency and/or exchange rate differentials together with Interest at the Maximum Rate, as defined in clause 22
        (b), below which interest is itself linked as aforesaid.
   (c) Each amount due or to become due to the Bank from the Debtors on account of the Secured Sums in or in respect of foreign currency shall be paid by the Guarantors to the Bank (if they are required to pay the same) by paying the countervalue thereof in Israeli currency calculated according to the Customary Rate at the Bank prevailing at the date of actual payment; save that the Bank shall be entitled to demand payment from the Guarantors, in whole or in part, in the relevant foreign currency.

              Validity of the Guarantee

 3.(a) This Guarantee and all the Bank's rights thereunder shall be in addition to, and independent of, all other collateral and securities which the Bank has already received or shall hereafter receive from or for the Debtors and shall not affect or be affected by the same; and this Guarantee shall serve as a continuing guarantee binding upon the Guarantors (and their successors, including heirs, executors, administrators, receivers and liquidators) and shall continue to remain in full force and effect until the Bank shall confirm to the Guarantors in writing that their liability under this Guarantee has been terminated, even if at any time prior to such confirmation there shall exist no indebtedness/liability whatsoever of the Debtors to the Bank.

        For the avoidance of doubt, it is hereby declared that where the Bank has sent or shall send to the Guarantors or to any one or more of them reminder(s) concerning the existence of this Guarantee, such fact shall not be deemed to impose an obligation on the Bank to send such reminder(s) and the omission by the Bank to send such reminder(s) shall not be interpreted as confirmation by the Bank of the termination of the liability of the Guarantors as aforesaid.

   (b) Each one of the Guarantors or - in the event of death, lack of capacity, bankruptcy or liquidation - his successors, shall be entitled to terminate his guarantee hereunder by the giving of at least 30 (thirty) days prior notice in writing to the Bank provided always that such notice of termination as aforesaid shall not in any manner prejudice the liability of the remaining Guarantors who signed this Guarantee (who shall continue to be Guarantors as if this Guarantee had been signed, at the outset, by them alone) and provided further that such notice of termination as aforesaid shall not affect the liability of the giver of such notice for the payment of Secured Sums existing at the time of termination (whether or not the same be then due for payment) and for the payment of Secured Sums to become due to the Bank from the Debtors on account of, for or in connection with indebtedness/liabilities which shall be created up to a period expiring 30 (thirty) days from the date on which the Bank shall have received such notice of termination (whether or not the same be then due for payment).

   (c) Subject to sub-clauses (a) and (b) above, this Guarantee shall also apply to each amount on account of the Secured Sums due or to become due to the Bank on account of, for or in connection with, any indebtedness/liabilities -
   (1) created after death or the commencement of bankruptcy or liquidation proceedings of the Debtors (but prior to the Bank having been notified of such death or the commencement of bankruptcy or liquidation proceedings);
   (2) created after the Bank shall have demanded from the Guarantors or from any one or more of them discharge of the Secured Sums, in whole or in part, or after the Guarantors or any one or more of them shall have paid the Bank the balance of the Secured Sums outstanding at the time of such payment.

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              Termination of the Guarantee

 4. Where any Guarantor shall have given notice terminating his guarantee as mentioned in Clause 3 (b) above, the Bank, notwithstanding such notice of termination, shall be entitled (but not obliged) to enable the Debtors to continue to operate each of their accounts at the Bank (and even to continue to grant the Debtors credits or overdrafts in such accounts as aforesaid) and the liability of such Guarantor shall continue to subsist, as mentioned in Clause 3 (b) above, with regard to any debit balances on such accounts as aforesaid (and with regard to other Secured Sums) disregarding any debit or credit entries effected in such accounts after receipt of such notice of termination.

   Change in the Debtors

 5. If the Debtors or any one or more of them shall be a firm, partnership, joint accountholders, committee, trustee or other unincorporated body and there shall occur a change in his or its name, composition or constitution, whether as a result of death, retirement, addition of new partners or members or for any other reason whatsoever, this Guarantee shall serve as a continuing guarantee also for indebtedness/liabilities which shall be created after such change.

              Various Arrangements

 6. The Bank shall be entitled at all times, in its sole discretion, and without being obliged to notify the Guarantors thereof to:-
   (a) increase, renew, reduce, cease (and to change in any other manner the conditions of) any loan, overdraft or credit and any other banking service given or to be given by the Bank to the Debtors;
   (b) grant to the Debtors or to any one or more of them or to any one or more of the Guarantors or to another or others extension of time or any similar or other indulgence;
   (c) compromise, waive or come to any other arrangement of whatsoever kind with the Debtors or with any one or more of them or with any one or more of the Guarantors or with another or others;
   (d) exchange, renew, vary, amend, cancel, release or desist from realising or enforcing any collateral or securities which the Bank has received or shall receive or any rights which have been or will be created in favour of the Bank, as security for the whole or part of the Secured Sums - and the Guarantors agree that the doing of any of the above acts by the Bank or the omission on the part of the Bank to effect the same shall not prejudice, cancel or affect in any manner the Guarantors' liability under this Guarantee.

        Defect in the Guaranteed Debt

 7. The validity of this Guarantee shall not be prejudiced and the liability of the Guarantors shall not be affected, in consequence or as a result of the fact that the Bank has not received or shall not receive, as security for the discharge, in whole or in part, of the Secured Sums, any collateral or securities whatsoever or in consequence or as a result of lack of validity, incapacity, defect or irregularity in such collateral or securities (if in fact the Bank has received or shall receive such collateral or securities) or with respect to any indebtedness/liability whatsoever of the Debtors to the Bank or in any other document signed or to be signed by the Debtors or by any one or more of them or by other(s) for or in connection with the Secured Sums or any part thereof or in consequence or as a result of any claim of prescription, lack of legal capacity or lack of power of the Debtors or of any one or more of them or of any one or more of the Guarantors; and whenever for whatever reason the Bank shall not be entitled to claim the payment of the Secured Sums or any part thereof from the Guarantors on the footing of their guarantee the Guarantors shall nevertheless remain liable to pay the Secured Sums to the Bank as principal debtors.

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Waiver  of Indemnity and Collateral

 8. The Guarantors agree that their payment to the Bank of the Secured Sums or any part thereof shall not give them the right to receive from the Bank any collateral or securities whatsoever, even if the Bank shall have received or shall receive the same as security for the whole or part of the Secured Sums and the Guarantors hereby waive in advance any right to receive such collateral or securities as aforesaid.

 9.(a) The Guarantors hereby agree that, save where the Bank shall have given its prior written consent thereto or shall have confirmed in writing that their liability under this Guarantee shall have been terminated, the Guarantors shall not be entitled to demand from the Debtors (even by way of counterclaim or set-off) or take any other steps against the Debtors whatsoever or to file proof of debt with trustees or liquidators of the Debtors for or in connection with the whole or part of the Secured Sums which the Guarantors shall have paid or shall be required to pay or may be required to pay to the Bank.

   (b) The Guarantors hereby warrant that they have not received from the Debtors (or from any one or more of them) any collateral in connection with this Guarantee; and they hereby undertake not to receive any such collateral without the prior written consent of the Bank thereto.

              Sums Received

10. Any payment which the Bank shall receive from the Guarantors or from any one or more of them pursuant to this Guarantee may be placed by the Bank to the credit of a suspense account for a period which the Bank shall consider appropriate, without the Bank being obliged to utilise such payment, in whole or in part, in reduction of the Secured Sums; and where bankruptcy, liquidation or other similar proceedings shall be taken against the Debtors or any of them, the Bank shall be entitled to claim, demand, file proof of debt, agree to receive any dividend or to compromise with respect to the Secured Sums or any part thereof as if this Guarantee had not been given and as if the Bank had not received from the Guarantor(s) any payment whatsoever.

11. Where any payment from whatever source received or to be received by the Bank on account of the Secured Sums or any collateral or security whatsoever furnished or to be furnished to the Bank by the Debtors, by the Guarantors, by any one or more of them or by any third party for them shall be deemed to be void pursuant to the provisions of any law whatsoever relating to bankruptcy or liquidation in force at that time and thereafter it shall become apparent that, in reliance on such payment, collateral or security aforesaid, the Bank has confirmed that the liability of the Guarantors or of any one or more of them under this Guarantee has been terminated or the Bank has entered into any other arrangement with the Guarantors or any one or more of them, then the Guarantors shall continue to guarantee to the Bank the payment of the Secured Sums as if such confirmation or arrangement aforesaid had never been given or entered into.

Rights of lien and set-off

 12. Whenever the Guarantors shall be demanded to pay to the Bank any amount becoming due to it from them under this Guarantee then, from such time:-
   (a) the Bank shall have a right of lien over all monies whether in Israeli currency or in foreign currency due or to become due to the Guarantors from the Bank in any account, manner or circumstance whatsoever and over all Bills, stocks, shares, bonds or other securities, bills of lading, documents, movables and other property of whatsoever type or kind delivered or to be delivered to the Bank by the Guarantors or by any third party for them for collection or as collateral or for safe custody and over their proceeds; and the Bank shall be entitled at all times, without being obliged to notify the Guarantors in advance thereof, to exercise such lien until full discharge of the sums due or to become due to the Bank by the Guarantors. In addition, the Bank shall be entitled to prevent the Guarantors from effecting any dispositions in any account whatsoever.

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   (b)  Furthermore, without prejudice to the Bank's right of lien aforementioned, the Bank shall be entitled (but not obliged) at all times:-
   (1) to set-off all sums due or to become due to the Bank from the Guarantors against all sums due or to become due to the Guarantors from the Bank;
   (2) to purchase at the expense of the Guarantors, any foreign currency required to discharge any sums due or to become due to the Bank from the Guarantors or to sell any foreign currency standing to the credit of the Guarantors at the Bank and to utilise the proceeds of such sale to discharge any sums due or to become due to the Bank from the Guarantors;
   (3) every purchase or sale as mentioned in paragraph (2) above shall be effected (if it is effected) at the Customary Rate at the Bank through monies in Israeli currency or through monies in foreign currency, as the case my be, standing to the credit of the Guarantors at the Bank or received from the realisation of any collateral given or to be given to the Bank by or on behalf of the Guarantors;
   (4) to exercise the aforesaid right of set-off even prior to the date of maturity of any monetary deposit of the Guarantors, in whole or in part, at the earliest time at which pursuant to the terms of such deposit the Guarantors would be entitled to withdraw monies from such deposit had they applied to the Bank therefor, and the Guarantors are aware that whenever the Bank shall do so then changes to the detriment of the Guarantors are likely to occur concerning their rights in respect of or in connection with such deposit (for example, as regards interest rates, linkage differentials, rights to grants or loans, exemption or reduction from income tax and deduction at source - to the extent that under the terms of such deposit the Guarantors had any such rights) and the Guarantors shall bear all the expenses and payments customary at such time in the Bank for effecting such action;
   (5) to debit any account of the Guarantors with all sums due or to become due to the Bank from the Guarantors under this document; and in the event that the sums due to the Bank as aforesaid are due in or for a foreign currency to debit any account of the Guarantors maintained in that currency or any account of the Guarantors, maintained in Israeli currency, with the counter- value thereof (in Israeli currency) at the Customary Rate at the Bank at the date of the said debiting;
   (6)  every debiting as mentioned in paragraph (5) above shall be effected
        (if it is effected) in an existing account or through an account opened by the Bank for that purpose in the name of the Guarantors, whether such account to be debited be in credit or overdrawn or shall become overdrawn as the result of such debiting; the debit balance (if any) on such account as shall have been debited as aforesaid shall bear Interest at the Maximum Rate and such Interest as aforesaid accruing due every month or for such other period as is customary in the Bank from time to time shall be capitalised and shall itself bear Interest at the Maximum Rate.
   (c) In the event of any attachment being imposed over any asset of the Debtors and/or of the Guarantors held by the Bank or over any amount becoming due to the Debtors and/or to the Guarantors from the Bank - then the Bank shall have a right of lien with respect to such asset or amount, as the case may be, until the removal of such attachment provided that the right of lien under this paragraph shall apply solely with respect to assets and sums the aggregate amount of which shall not exceed the sum due to the Bank from the Debtors and/or from the Guarantors as existing from time to time. The Bank's right of lien under this paragraph shall be in addition to its rights under sub-clauses (a) and (b) above.

              Exemption from Duties of a Holder of a Bill

13. The Guarantors hereby release the Bank, in respect of any Bill signed or endorsed by the Guarantors from all duties of a holder (for example presentation for acceptance or payment, protest or giving notice of non-acceptance or dishonour) and hereby waive any right to plead prescription in respect of any such Bill as aforementioned.

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Legal Proceedings

14. Without prejudice to the provisions of Clause 2 (b) above, whenever proceedings shall be instituted by the Bank against the Guarantors for payment of whatsoever sum due or to become due from the Guarantors to the Bank under this Guarantee, the Bank shall be entitled to claim, for the period commencing on the day of the institution of such proceedings until actual payment thereof in full, Interest at the Maximum Rate as defined in Clause 22 (b) below or, at the choice of the Bank, interest at the highest rate which may be claimed at such time under any law, or linkage differentials and/or rate differentials and any such interest linked as aforesaid, and such interest accruing due every month or for such other period as is customary in the Bank from time to time, shall be capitalised and shall itself bear Interest at the Maximum Rate; if the Bank should claim interest at the rate aforesaid, the Guarantors hereby agree to the competent judicial authorities adjudicating against them such interest as aforesaid.

             Expenses

15. All expenses due or to become due to the Bank from the Debtors in connection with the Secured Sums, and all expenses incurred by the Bank in connection with this Guarantee and in connection with the exercise of rights thereunder and in connection with the recovery of the Secured Sums, including fees of the Bank's lawyers - shall be borne by the Guarantors. If the proceedings shall be conducted before the court or before the Chief Execution Officer, the amount of the Bank's lawyers' fees shall be determined by the court or by the Chief Execution Officer and, in the absence thereof, as agreed between the Bank and the Debtors and, in the absence of such agreement, according to the minimum tariff of charges whether the same is binding or not, and if the minimum tariff is abolished, such lawyers' fees as are reasonable in the circumstances of the case. The Bank shall be entitled to debit any account of the Guarantors held with it, with any sum becoming due to it from the Guarantors.

              Dividing Claims

16. The Bank shall be entitled to divide its claim for payment of the sums due or to become due to it from the Guarantors whether such sums derive from several causes of action or one cause of action and to claim payment of such sums in parts in a manner whereby each part shall serve the Bank as a separate cause of action independent of any other part.

   Books of the Bank and Certificates

17.(a) All Entries in the Books of the Bank shall be deemed correct and shall serve as prima facie proof in all their particulars; and copies of such Entries, or of any extract of such Entries or of the last page of such Entries - certified by the Bank on the back of the copy of the Entries, the extract or last page as aforesaid or in a separate document - shall serve as prima facie proof of the existence of such Entries and of the correctness of the details contained in such copies. The Guarantors shall examine every copy statement of account, notice and letter sent or delivered to them in any manner by the Bank, or through any automatic machine, and shall furnish their observations (if any) thereon in writing to the Bank within 60 (sixty) days of the date of delivery or despatch thereof by the Bank, and copies of any account, notice or letter delivered to the Guarantors through any automatic machine shall be deemed to have been delivered to the Guarantors by the Bank. The correctness of every detail recorded in any such copy statement of account, notice or letter with respect to which no written observations of the Guarantors reach the Bank within the period mentioned above, shall be deemed to have been approved by the Guarantors to the Bank.
   (b) A written certificate by the Bank concerning the rates of interest, or of the Bank's commissions, during the period or periods to which such certificate relates, shall serve as prima facie proof of their contents.

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              Waivers

18. A waiver by the Bank in favour of the Guarantors of a prior breach or non-observance of one or more of their obligations under this Guarantee in favour of the Bank shall not be deemed to be a justification or excuse for a further breach or non-observance of any condition or undertaking as aforesaid; and the forbearance of the Bank from the exercise of any right granted to it under this Guarantee or by law shall not be construed as a waiver of such right; no waiver by the Bank, compromise or other arrangement whatsoever with the Bank shall bind the Bank unless made in writing.

              Notices

19. The address of the Guarantors mentioned above is the address of the Guarantors for the purpose of this document, or any other address in Israel which the Guarantors notify to the Bank in writing on the Bank's form, a copy of which, signed by the Bank, will have been delivered to the Guarantors, or sent by registered post, receipt whereof shall have been acknowledged by the Bank to the Guarantors in writing.

        All notices or demands, copy statements of account or any other document of whatsoever kind (including any negotiable instrument) may be sent or delivered by the Bank to any of the Guarantors by ordinary mail or by an automatic machine or by any other method it may select. Any such document sent by the Bank to the Guarantors by ordinary mail at their address aforementioned, shall be deemed to have been received by the Guarantors on time, in accordance with normal postal arrangements.

       A written certificate from the Bank attesting to the fact and time of despatch or delivery as aforementioned shall serve as prima facie proof against the Guarantors of the time, despatch or delivery therein mentioned.

        For the purpose of this clause, a letter as aforesaid shall be deemed to have been sent by the Bank three days after the date specified thereon.

              Governing Laws

20. This Guarantee shall be governed by and interpreted in accordance with, the laws of the State of Israel.

              Place of Jurisdiction

21. The Bank and the Guarantors hereby agree that the exclusive place of jurisdiction for all purposes of this document shall be the Court in the city nearest to the branch in which the relevant Account of the Debtors is operated, amongst the following: Jerusalem, Tel Aviv, Haifa, Beer Sheva, Nazareth or Eilat, or, at the plaintiff's election, the court nearest to the branch in which the Account of the Debtors is operated.

              Definitions

22.     In this Guarantee:-

  (a) the expression "Consumer Price Index" or "CPI" means - the Index known as the "Consumer Price Index" including fruit and vegetables, published by the Central Bureau of Statistics, including such index even if published by any other official institute or body, and also any other official index which shall replace it, whether or not based on the same data as those upon which the existing Index is based. If it shall be replaced by another index which shall be published by an official institute or body as aforesaid and such institute or body does not determine the relationship between it and the replaced index, then the Central Bureau of Statistics shall determine this relationship, and if not so determined as aforesaid, then the Bank will determine in consultation with economic experts chosen by it the relationship between the said index and the replaced index;

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    (b)  the expression "Interest at the Maximum Rate" means - the highest rate of interest customary in the Bank, from time to time, with respect to debit balances in checking accounts, current credit accounts, or current debit accounts (whichever is the highest), unpaid to the Bank on their due date or, at the choice of the Bank and when relevant, Arrears Interest at the highest rate existing from time to time with respect to any part of the Secured Sums or, at the choice of the Bank and when relevant, Arrears Interest at the highest rate existing from time to time with respect to credits linked to the CPI or, at the choice of the Bank and when relevant, interest at the highest rate customary in the Bank from time to time with regard to credits linked to a foreign currency, and/or with regard to credits in foreign currency; and such interest accruing due every month or for such other period as shall be customary in the Bank from time to time shall be capitalised and shall itself bear Interest at the Maximum Rate.
   (c) the expression "Customary Rate at the Bank" means - the "Bank Leumi Rate", or the "Noon Rate", as defined below, as determined by the Bank from time to time, taking into consideration the type and amount of the purchase or sale of the relevant foreign currency.

        Exchange rate commission and all taxes, levies, compulsory or other payments and the like shall apply to any such purchase or sale.

        The expression "Bank Leumi Rate", with respect to any sale of foreign currency by the Guarantors, means - the rate for transfers and cheques, or of banknotes, as the case may be, to be determined by the Bank on the relevant date as the "Bank Leumi Rate", at which the Bank purchases the relevant foreign currency from its customers in exchange for Israeli currency; and with respect to any purchase of foreign currency by the Guarantors or debiting of the Guarantors' account in Israeli currency in the countervalue of the foreign currency - it means the rate for transfers and cheques, or of banknotes, as the case may be, to be determined by the Bank on the relevant date as the "Bank Leumi Rate", at which the Bank sells the relevant foreign currency to its customers in exchange for Israeli currency.

        The expression "Noon Rate", with respect to any sale of foreign currency by the Guarantors, means - the rate for transfers and cheques, or of banknotes, as the case may be, to be determined by the Bank immediately after the close of the multi-party trading with the Bank of Israel on the relevant date, as being the "Noon Rate", at which the Bank purchases the relevant foreign currency from its customers in exchange for Israeli currency; and with respect to any purchase of foreign currency by the Guarantors or debiting of the Guarantors' account in Israeli currency in the countervalue of the foreign currency - it means the rate for transfers and cheques, or of banknotes, as the case may be, to be determined by the Bank immediately after the close of the multi-party trading with the Bank of Israel on the relevant date, as being the "Noon Rate", at which the Bank sells the relevant foreign currency to its customers in exchange for Israeli currency.

        In the event that the Bank shall cease to determine a "Noon Rate", any purchase or sale of foreign currency as aforesaid shall be made at the "Bank Leumi Rate".

        A written certificate by the Bank with respect to theCustomary Rate at the Bank at the relevant time shall serve as prima facie proof against the Guarantors.

   (d) the expression "Bill" means - every promissory note, bill of exchange, cheque, drawing and payment order and every negotiable instrument of whatsoever kind;
   (e) the expression "Books of the Bank" shall be construed so as to include also any book, register, statement of account, copy statement of account, loan agreement, letter of undertaking, Bill signed by the Guarantors or the Debtors, card index, ledger sheet, spool, any means of data storage for purposes of electronic computers and any other method of data storage maintained in the ordinary course of business of the Bank;

   (f) the expression "Entries" shall be construed so as to include also any entry or copy thereof, whether recorded or copied in handwriting or by typewriter, and whether recorded or copied by any method of printing, duplication or photography (including microfilm) or by means of any mechanical, electrical or electronic machine or by means of electronic computer recording or any other method of recording or presenting words or figures or any other symbols whatsoever customary in banks;
   (g) the expression "the Bank" - shall include each and every one of the Bank's branches or offices, whether in Israel or abroad, and all its successors, representatives and assigns;
   (h) the expression "securities" shall be construed so as to include (in addition to its ordinary meaning) also any property (whether tangible or intangible), records of which are or will be maintained at the Bank within the scope of an Account or Deposit and every right and benefit (financial or otherwise) attaching to or for the securities.

              The Guarantee Document

23.(a) The Guarantors shall not be entitled to receive this document - but only a copy thereof - even if they discharge the Secured Sums in full to the Bank and even if the Bank shall confirm to them in writing that their liability under this Guarantee has been terminated.
   (b) This Guarantee is an additional guarantee and does not replace any Guarantee whatsoever given by the Guarantors or any of them in favour of the Bank in respect of the Debtors.

              Status of the signatories to this document

24.(a) The provisions of this document shall bind all the signatories hereto, even if one or more of those who should have signed it did not do so.

   (b) All references to the Debtors - shall be deemed to refer to the Debtors jointly, to several of them and to each one of them severally.

              Signature by a Sole Guarantor

25. If this Guarantee is signed by a sole Guarantor, every reference herein shall be deemed, in so far as it refers to the Guarantors, to have been written in the singular; if this Guarantee refers to a sole Debtor, every reference herein shall be deemed, in so far as it refers to the Debtors, to have been written in the singular.

              Signature by Several Guarantors

26. Each right granted or to be granted to the Bank against the Guarantors under this Guarantee, shall be deemed to be granted to the Bank against the Guarantors jointly, against several of them and against each one of them severally.

              Stamp Duty

27. All expenses in connection with the stamping of this document shall be borne by the Guarantors, and the Guarantors hereby undertake to pay the Bank forthwith upon its first demand all such expenses.

              Computerization of Guarantors' particulars

28. The Guarantors hereby authorise the Bank to confirm the data and the particulars which they have delivered or shall deliver to the Bank, with the bank in which their accounts are maintained, and to receive such information about them as shall be required by the Bank.

        The Guarantors are aware that the particulars and data delivered and/or to be delivered to the Bank will be held, in whole or in part, in data banks maintained by the Bank or by other entities on behalf of the Bank, who deal with the technical side only of handling such data for the Bank. The Guarantors confirm that such information is given at their free will and with their consent, and is required by the Bank for the purpose of making decisions concerning the granting of loans, credits and other banking services to the Debtors or the continuation of their granting and the scope thereof.

              Headings

29. The headings to the clauses herein contained are for ease of reference only, and are not to be taken into account in the interpretation of the terms of this document.

              Date of the Guarantee

30. The date of this Guarantee shall be the last date on which all of the Guarantors shall have signed this document.

                                                                                                              Confirmation of
                                                                   No. of          Signature of               Signature and
Name of Guarantor       I.D. No.        Address         Tel.       Guarantors      Guarantor          Date    Identity of Guarantor

     I represent that the foregoing is a fair and accurate summary English translation of the original Hebrew language Continuing Guarantee Without Limitation in Amount dated as of April 25, 2002, executed by Yosef A. Maiman.

                                            /s/Yosef A. Maiman
                                      By:  ----------------------
                                      Name:  Yosef A. Maiman
                                      Title: Chairman of the Board of
                                             Directors

         SUPPLEMENT TO THE CONTINUING GUARANTEE WITHOUT LIMITATION IN AMOUNT WHICH WAS SIGNED ON APRIL 25, 2002 BY MR. YOSEF MAIMAN
        (HEREINAFTER: THE "GUARANTOR") TO SECURE ALL OF THE DEBTS AND
          OBLIGATIONS OF Y.M. NOY INVESTMENTS LTD. (HEREINAFTER: THE
       "COMPANY") VIS-A-VIS BANK LEUMI LE-ISRAEL B.M. (HEREINAFTER: THE
                   "GUARANTEE DOCUMENT" OR THE "GUARANTEE")

1. Pursuant to the Guarantee Document, it is hereby agreed, as an integral part of the terms of the Guarantee, as follows:

     1.1 In Section 1 of the Guarantee Document, the definition of the term "Secured Amounts" shall be replaced by the following definition:
          "All amounts - whether in New Israel Sheqels or in foreign currency or in the equivalent of foreign currency - principal, any interest whatsoever, linkage differences or rate of exchange differences, if any, due to the linkage of the principal and the interest, or either one thereof, to any rate of exchange or to the Consumer Price Index or to any other index, commissions, bank charges, the additional amounts and expenses of any type and kind - which are or shall be or may be due to the Bank from the Debtors on account of, in respect of or in connection with the Credits as these are defined in the document headed "Supplement to the General Terms", which was signed by the Company on April 25, 2002 (hereinafter: the "Supplement"), all as set forth in the Credit Agreement as this is defined in the Supplement, and in any other document which shall be signed by the Company in connection with the provision of the aforementioned Credits, whether or not the aforementioned amounts, in whole or in part, resulted from the judgments of any court or tribunal, and whether or not they have come due".

     1.2 Notwithstanding that set forth in the Guarantee Document, as amended pursuant to Section 1.1 above, the Bank shall not be entitled to demand of the Guarantor any amounts which are and/or shall be due to the Bank from the Company in respect of the principal of the Credit as set forth in Section 3.1 of the Supplement (hereinafter: the "Aforementioned Credit"), unless one or more of the following events takes place:

          1.2.1 Should the Company and/or the Shareholders as defined in the Supplement and/or any thereof and/or anyone replacing them and/or anyone acting on their behalf and/or on the behalf of any of them challenge the validity of the encumbrance of the Purchase Shares and/or the exercise of the aforementioned encumbrance, in whole or in part, or the right to exercise said encumbrance or to receive payment pursuant thereto, or in any case where the Bank shall be obligated to refund the consideration in respect of exercise of the encumbrance on the Purchase Shares, in whole or in part, and should any such challenge be made by a receiver, liquidator, trustee and the like and/or by any third party whatsoever, and should a competent court rule that the encumbrance on the Purchased Shares is invalid or cannot be exercised, in whole or in part, and in any case of challenge against the payment of monies on account of repayment of the Credits, and/or in any case where the Bank shall be required and/or obligated to refund monies as stated above.

          1.2.2 Should any of the events set forth in Subsections 11.4.1 and/or 11.4.2 of the Supplement take place, or should the ratio between A and D be equivalent to 0.48 in the course of 10 consecutive trading days on which Class A shares in Ampal are traded on NASDAQ, and provided that the amounts which the Guarantor shall be required to pay pursuant to this subsection shall not exceed the amounts which shall bring the ratio between A and C to
                  0.32 and the ratio between A and D to 0.42. (In this subsection, the meaning of the letters "A", "C" and "D" shall be as these letters are defined in Subsection 4.6 of the Supplement.)

          1.2.3 Should the payments from Ampal, as set forth in Section 9 of the Supplement, not be transferred to the Company, in contravention of said Section, for the purpose of repayment on account of the Credits, provided that the amounts which the Guarantor shall be required to pay pursuant to this subsection shall not exceed the total amount of the payments which were not transferred as stated.

     1.3  To preclude all doubt, it is hereby clarified that that stated in
          Section 1.2 above refers solely and exclusively to the Bank's right to demand of the Guarantor the payment of amounts in respect of the principal of the Aforementioned Credit, and that stated in Section
          1.2 above shall not derogate from the Bank's right, and/or shall not in any way limit the Bank's right, to demand of the Guarantor the payment of all the other amounts (such as interest, commissions and other expenses) which are and shall be due to the Bank from the Company in respect of the Aforementioned Credit. Moreover, that stated above shall not derogate from the Bank's right, and/or shall not in any way limit the Bank's right, to demand of the Guarantor the payment of all the other amounts which are and/or shall be due to the Bank from the Company in respect of and/or in connection with the commissions, the additional amounts and the remaining Credits which are set forth in the Supplement and/or in any other document which shall be signed by the Clients in connection with the Credits; and the Bank shall be entitled to demand of the Guarantor, pursuant to his Guarantee as set forth above, the settlement of all of the aforementioned amounts which are and/or shall be due to the Bank from the Company, without any limitation or precondition as set forth above.

2. In addition to that set forth in the Guarantee Document and without derogating, in any way whatsoever, from the Guarantor's duties and obligations pursuant to the Guarantee Document, the Guarantor hereby declares and undertakes vis-a-vis the Bank as follows:

     2.1 Up to the full payment of the Company's debts and obligations to the Bank, the Guarantor shall ensure that any consideration which shall be paid in respect of sale or any other disposition of any substantial Business Asset which is owned by the Guarantor - whether by him alone or in connection with others, whether directly or indirectly, including by means of a corporation, and including any Business Asset which is evaluated in an amount exceeding the equivalent of 5 million United States dollars - shall be transferred to the Guarantor subject to the previous rights of any third party whatsoever and shall be deposited by him, immediately upon the payment thereof, and provided that said consideration is free of any third party rights whatsoever, in a deposit in the name of the Company at the Bank, and said deposit shall be placed under an encumbrance in favor of the Bank, by way of a first-degree fixed charge, to secure all of the Company's debts and obligations to the Bank. The monies in the deposit shall be used solely and exclusively for the repayment of the Company's debts and obligations to the Bank, on the due dates thereof, and/or for the purpose of implementing early repayment pursuant to the terms which shall have been agreed between the Bank and the Company.

          For this purpose, "Business Asset" shall refer to any asset of any type and kind, including real estate, goods and chattels, and rights of any type and kind, including securities and immaterial rights, as well as cash and cash equivalents of any type and kind, and including any activity by a corporation, but exclusive of private assets belonging to the Guarantor, such as a residence and vehicles of any type and kind (including sailing vehicles) which serve the Guarantor personally, and marketable securities in companies which are not under the control of the Guarantor.

          For this purpose, in the event of any contradiction between that set forth in the Supplement and that set forth in this document, that set forth in this document shall prevail.

     2.2 To preclude all doubt, it is hereby clarified that that stated in this Section 2 shall not derogate from that set forth in the Guarantee Document, and the Bank shall be entitled to act against the Guarantor as it shall see fit and to take possession of all of his assets.

In witness whereof, the Guarantor has affixed his signature, this day, April 25, 2002


                                        -----------------
                                         Yosef A. Maiman

     I represent that the foregoing is a fair and accurate summary English translation of the original Hebrew language Supplement to the Continuing Guarantee Without Limitation in Amount dated as of April 25, 2002, executed by Yosef A. Maiman.

                                                /s/Yosef A. Maiman
                                         By:  -----------------------
                                         Name:  Yosef A. Maiman
                                         Title: Chairman of the Board of
                                                Directors